Exhibit 99.1
Caterpillar Inc.
4Q 2021 Earnings Release

January 28, 2022

FOR IMMEDIATE RELEASE

Caterpillar Reports Fourth-Quarter and Full-Year 2021 Results

●	Fourth-quarter 2021 sales and revenues up 23%; full-year sales and revenues up 22%
●	Fourth-quarter 2021 profit per share of $3.91; adjusted profit per share of $2.69
●	2021 profit per share of $11.83; adjusted profit per share of $10.81
●	Strong operating cash flow; ended the year with $9.3 billion of enterprise cash
●	Returned $5.0 billion to shareholders through dividends and share repurchases in 2021

	Fourth Quarter		Full Year
($ in billions except profit per share)	2021	2020	2021	2020
Sales and Revenues	$13.8	$11.2	$51.0	$41.7
Profit Per Share	$3.91	$1.42	$11.83	$5.46
Adjusted Profit Per Share	$2.69	$2.12	$10.81	$6.56
DEERFIELD, Ill. – Caterpillar Inc. (NYSE: CAT) today announced fourth-quarter and full-year results for 2021.
Sales and revenues for the fourth quarter of 2021 were $13.8 billion, a 23% increase compared with $11.2 billion in the fourth quarter of 2020. Operating profit margin was 11.7% for the fourth quarter of 2021, compared with 12.3% for the fourth quarter of 2020. Fourth-quarter 2021 profit per share was $3.91, compared with $1.42 profit per share in the fourth quarter of 2020. Adjusted profit per share in the fourth quarter of 2021 was $2.69, compared with fourth-quarter 2020 adjusted profit per share of $2.12. Fourth-quarter 2021 adjusted profit per share also reflected a lower-than-expected effective tax rate.
Full-year sales and revenues in 2021 were $51.0 billion, up 22% compared with $41.7 billion in 2020. The increase reflected higher end-user demand for equipment and services and the impact from changes in dealer inventories. Dealers decreased their inventories $2.9 billion in 2020, while remaining about flat in 2021. Operating profit margin was 13.5% for 2021, compared with 10.9% for 2020. Full-year profit was $11.83 per share in 2021, compared with profit of $5.46 per share in 2020. Adjusted profit per share in 2021 was $10.81, compared with adjusted profit per share of $6.56 in 2020.
“I’m proud of our global team’s continued resilience in what proved to be a challenging and dynamic operating environment. We delivered adjusted operating profit margins and ME&T free cash flows consistent with our long-term targets established during our 2019 Investor Day,” said Chairman and CEO Jim Umpleby. “Amid ongoing supply chain constraints, our team continues to execute our strategy for long-term profitable growth while striving to meet customer demand.”
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In 2021, adjusted profit per share excluded mark-to-market gains for remeasurement of pension and other postemployment benefit (OPEB) plans and restructuring costs. In 2020, adjusted profit per share excluded mark-to-market losses for remeasurement of pension and OPEB plans and restructuring costs. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 14.
For the full year of 2021, enterprise operating cash flow was $7.2 billion. During the year, the company repurchased $2.7 billion of Caterpillar common stock and paid dividends of $2.3 billion. Liquidity remained strong with an enterprise cash balance of $9.3 billion at the end of 2021.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the fourth quarter of 2020 (at left) and the fourth quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees.
Total sales and revenues for the fourth quarter of 2021 were $13.798 billion, an increase of $2.563 billion, or 23%, compared with $11.235 billion in the fourth quarter of 2020. The increase was mostly due to higher sales volume, driven by higher end-user demand for equipment and services and the impact from changes in dealer inventories, along with favorable price realization. Dealers decreased inventories during the fourth quarter of 2020, compared to remaining about flat during the fourth quarter of 2021.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Fourth Quarter 2020	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Fourth Quarter 2021	$ Change	% Change

Construction Industries	$4,508	$929	$299	$(23)	$23	$5,736	$1,228	27%
Resource Industries	2,180	467	121	2	(8)	2,762	582	27%
Energy & Transportation	4,811	640	88	(7)	196	5,728	917	19%
All Other Segment	137	7	—	(1)	(9)	134	(3)	(2%)
Corporate Items and Eliminations	(1,066)	6	(1)	—	(202)	(1,263)	(197)
Machinery, Energy & Transportation	10,570	2,049	507	(29)	—	13,097	2,527	24%

Financial Products Segment	743	—	—	—	33	776	33	4%
Corporate Items and Eliminations	(78)	—	—	—	3	(75)	3
Financial Products Revenues	665	—	—	—	36	701	36	5%

Consolidated Sales and Revenues	$11,235	$2,049	$507	$(29)	$36	$13,798	$2,563	23%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Fourth Quarter 2021
Construction Industries	$2,635	39%	$563	74%	$1,246	47%	$1,245	(12%)	$5,689	27%	$47	96%	$5,736	27%
Resource Industries	857	44%	415	5%	532	29%	839	29%	2,643	29%	119	(6%)	2,762	27%
Energy & Transportation	1,913	12%	398	50%	1,475	9%	965	36%	4,751	18%	977	25%	5,728	19%
All Other Segment	14	180%	1	—%	8	(11%)	15	(17%)	38	19%	96	(9%)	134	(2%)
Corporate Items and Eliminations	(17)		—		—		(7)		(24)		(1,239)		(1,263)
Machinery, Energy & Transportation	5,402	29%	1,377	40%	3,261	24%	3,057	9%	13,097	24%	—	—%	13,097	24%

Financial Products Segment	493	6%	70	9%	101	7%	112	(7%)	776	4%	—	—%	776	4%
Corporate Items and Eliminations	(37)		(15)		(9)		(14)		(75)		—		(75)
Financial Products Revenues	456	8%	55	2%	92	10%	98	(6%)	701	5%	—	—%	701	5%

Consolidated Sales and Revenues	$5,858	27%	$1,432	38%	$3,353	24%	$3,155	9%	$13,798	23%	$—	—%	$13,798	23%

Fourth Quarter 2020
Construction Industries	$1,895		$324		$848		$1,417		$4,484		$24		$4,508
Resource Industries	596		394		412		651		2,053		127		2,180
Energy & Transportation	1,705		265		1,353		707		4,030		781		4,811
All Other Segment	5		—		9		18		32		105		137
Corporate Items and Eliminations	(27)		1		(2)		(1)		(29)		(1,037)		(1,066)
Machinery, Energy & Transportation	4,174		984		2,620		2,792		10,570		—		10,570

Financial Products Segment	464		64		94		121		743		—		743
Corporate Items and Eliminations	(41)		(10)		(10)		(17)		(78)		—		(78)
Financial Products Revenues	423		54		84		104		665		—		665

Consolidated Sales and Revenues	$4,597		$1,038		$2,704		$2,896		$11,235		$—		$11,235

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the fourth quarter of 2020 (at left) and the fourth quarter of 2021 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s Board of Directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the fourth quarter of 2021 was $1.611 billion, an increase of $231 million, or 17%, compared with $1.380 billion in the fourth quarter of 2020. Higher manufacturing costs and selling, general and administrative (SG&A) and research and development (R&D) expenses were more than offset by higher sales volume, favorable price realization and net restructuring income due to a gain on the sale of a facility.
Unfavorable manufacturing costs primarily reflected higher freight and material costs.
The increase in SG&A/R&D expenses was driven by higher short-term incentive compensation expense, which was reinstated in 2021, higher labor costs due to increased headcount and investments aligned with the company's strategy for profitable growth, including acquisition-related expenses.

Profit (Loss) by Segment
(Millions of dollars)	Fourth Quarter 2021	Fourth Quarter 2020	$ Change	% Change
Construction Industries	$788	$630	$158	25%
Resource Industries	305	273	32	12%
Energy & Transportation	675	687	(12)	(2%)
All Other Segment	(12)	(3)	(9)	(300%)
Corporate Items and Eliminations	(281)	(281)	—
Machinery, Energy & Transportation	1,475	1,306	169	13%

Financial Products Segment	248	195	53	27%
Corporate Items and Eliminations	(37)	(47)	10
Financial Products	211	148	63	43%

Consolidating Adjustments	(75)	(74)	(1)

Consolidated Operating Profit	$1,611	$1,380	$231	17%

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Other Profit/Loss and Tax Items
•Other income (expense) in the fourth quarter of 2021 was income of $1.063 billion, compared with expense of $309 million in the fourth quarter of 2020. The change was primarily driven by mark-to-market gains for remeasurement of pension and OPEB plans in the fourth quarter of 2021, compared with mark-to-market losses in the fourth quarter of 2020 (see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 14).
•The provision for income taxes for the fourth quarter of 2021 reflected an annual effective tax rate of approximately 23%, compared with approximately 28% for the fourth quarter of 2020, excluding the discrete items discussed below. The decrease from 2020 was primarily related to changes in the geographic mix of profits from a tax perspective.
In the fourth quarter of 2021, the company recorded a $118 million tax benefit due to the change from the third-quarter estimated annual tax rate of 25%, compared to a $96 million benefit for the reduction in the annual effective tax rate in the fourth quarter of 2020. In addition, the company recorded a tax charge of $190 million related to $833 million of pension and OPEB mark-to-market gains in the fourth quarter of 2021, compared to a tax benefit of $92 million related to $438 million of mark-to-market losses in the fourth quarter of 2020. Finally, the company recorded a tax benefit of $40 million in the fourth quarter of 2021 primarily related to recognition of U.S. capital losses compared to other discrete tax benefits of $28 million in the fourth quarter of 2020.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2021	$ Change	% Change
Total Sales	$4,508	$929	$299		$(23)	$23	$5,736	$1,228	27%

Sales by Geographic Region
	Fourth Quarter 2021	Fourth Quarter 2020	$ Change		% Change
North America	$2,635	$1,895	$740		39%
Latin America	563	324	239		74%
EAME	1,246	848	398		47%
Asia/Pacific	1,245	1,417	(172)		(12%)
External Sales	5,689	4,484	1,205		27%
Inter-segment	47	24	23		96%
Total Sales	$5,736	$4,508	$1,228		27%

Segment Profit
	Fourth Quarter 2021	Fourth Quarter 2020	Change		% Change
Segment Profit	$788	$630	$158		25%
Segment Profit Margin	13.7%	14.0%	(0.3	pts)

Construction Industries’ total sales were $5.736 billion in the fourth quarter of 2021, an increase of $1.228 billion, or 27%, compared with $4.508 billion in the fourth quarter of 2020. The increase was due to higher sales volume, driven by the impact from changes in dealer inventories and higher end-user demand, along with favorable price realization. Dealers decreased inventories more during the fourth quarter of 2020 than during the fourth quarter of 2021.
▪In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was driven by the impact from changes in dealer inventories as dealers decreased inventories more during the fourth quarter of 2020 than during the fourth quarter of 2021.
▪Sales increased in Latin America primarily due to higher sales volume and favorable price realization. Higher sales volume was driven by higher end-user demand and the impact from changes in dealer inventories. Dealers increased inventories during the fourth quarter of 2021, compared to a decrease during the fourth quarter of 2020.
▪In EAME, sales increased due to higher sales volume from higher end-user demand and the impact of changes in dealer inventories. Dealers decreased inventories more during the fourth quarter of 2020 than during the fourth quarter of 2021.
▪Sales decreased in Asia/Pacific primarily due to lower sales volume, partially offset by favorable price realization. Decreased sales volume reflected lower end-user demand, partially offset by the impact from changes in dealer inventories. Lower sales in China, driven by lower end-user demand, were partially offset by higher sales across most of the rest of the region. Dealers decreased inventories during the fourth quarter of 2020, compared to an increase during the fourth quarter of 2021.
Construction Industries’ profit was $788 million in the fourth quarter of 2021, an increase of $158 million, or 25%, compared with $630 million in the fourth quarter of 2020. Higher manufacturing costs and SG&A/R&D expenses
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were more than offset by higher sales volume and favorable price realization. Unfavorable manufacturing costs primarily reflected higher freight, material and labor costs.
The increase in SG&A/R&D expenses was driven by higher short-term incentive compensation expense.

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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2021	$ Change	% Change
Total Sales	$2,180	$467	$121		$2	$(8)	$2,762	$582	27%

Sales by Geographic Region
	Fourth Quarter 2021	Fourth Quarter 2020	$ Change		% Change
North America	$857	$596	$261		44%
Latin America	415	394	21		5%
EAME	532	412	120		29%
Asia/Pacific	839	651	188		29%
External Sales	2,643	2,053	590		29%
Inter-segment	119	127	(8)		(6%)
Total Sales	$2,762	$2,180	$582		27%

Segment Profit
	Fourth Quarter 2021	Fourth Quarter 2020	Change		% Change
Segment Profit	$305	$273	$32		12%
Segment Profit Margin	11.0%	12.5%	(1.5	pts)

Resource Industries’ total sales were $2.762 billion in the fourth quarter of 2021, an increase of $582 million, or 27%, compared with $2.180 billion in the fourth quarter of 2020. The increase was primarily due to higher sales volume, driven by higher end-user demand for equipment and aftermarket parts, and favorable price realization. End-user demand was higher in mining as well as heavy construction and quarry and aggregates.
Resource Industries’ profit was $305 million in the fourth quarter of 2021, an increase of $32 million, or 12%, compared with $273 million in the fourth quarter of 2020. Increased manufacturing costs and SG&A/R&D expenses were more than offset by higher sales volume and favorable price realization. Unfavorable manufacturing costs primarily reflected higher freight and material costs.
The increase in SG&A/R&D expenses was driven by investments aligned with growth initiatives, primarily labor, and higher short-term incentive compensation expense.

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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Fourth Quarter 2020	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2021	$ Change	% Change
Total Sales	$4,811	$640	$88		$(7)	$196	$5,728	$917	19%

Sales by Application
	Fourth Quarter 2021	Fourth Quarter 2020	$ Change		% Change
Oil and Gas	$1,320	$1,079	$241		22%
Power Generation	1,267	1,180	87		7%
Industrial	952	736	216		29%
Transportation	1,212	1,035	177		17%
External Sales	4,751	4,030	721		18%
Inter-segment	977	781	196		25%
Total Sales	$5,728	$4,811	$917		19%

Segment Profit
	Fourth Quarter 2021	Fourth Quarter 2020	Change		% Change
Segment Profit	$675	$687	$(12)		(2%)
Segment Profit Margin	11.8%	14.3%	(2.5	pts)

Energy & Transportation’s total sales were $5.728 billion in the fourth quarter of 2021, an increase of $917 million, or 19%, compared with $4.811 billion in the fourth quarter of 2020. Sales increased across all applications and inter-segment sales.
▪Oil and Gas – Sales increased for reciprocating engines aftermarket parts across all regions, turbines and turbine-related services and reciprocating engines used in gas compression.
▪Power Generation – Sales rose due to higher sales volume in reciprocating engines aftermarket parts and small reciprocating engine applications.
▪Industrial – Sales were up due to higher demand across all regions.
▪Transportation – Sales increased due to higher deliveries of locomotives, which were primarily international, and rail services.
Energy & Transportation’s profit was $675 million in the fourth quarter of 2021, a decrease of $12 million, or 2%, compared with $687 million in the fourth quarter of 2020. The decrease was due to unfavorable manufacturing costs and higher SG&A/R&D expenses, mostly offset by higher sales volume and favorable price realization. Unfavorable manufacturing costs reflected higher freight and material costs, as well as increased period manufacturing costs.
Both SG&A/R&D expenses and period manufacturing costs increased primarily due to higher short-term incentive compensation expense and investments aligned with growth initiatives, including acquisition-related expenses.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Fourth Quarter 2021	Fourth Quarter 2020	$ Change	% Change
North America	$493	$464	$29	6%
Latin America	70	64	6	9%
EAME	101	94	7	7%
Asia/Pacific	112	121	(9)	(7%)
Total Revenues	$776	$743	$33	4%

Segment Profit
	Fourth Quarter 2021	Fourth Quarter 2020	Change	% Change
Segment Profit	$248	$195	$53	27%

Financial Products’ segment revenues were $776 million in the fourth quarter of 2021, an increase of $33 million, or 4%, from the fourth quarter of 2020.
Financial Products’ segment profit was $248 million in the fourth quarter of 2021, an increase of $53 million, or 27%, compared with $195 million in the fourth quarter of 2020. The increase was mainly due to a favorable impact from returned or repossessed equipment and lower provision for credit losses at Cat Financial, partially offset by an increase in SG&A expenses primarily due to higher short-term incentive compensation expense.
At the end of 2021, past dues at Cat Financial were 1.95%, compared with 3.49% at the end of 2020. Past dues decreased across all portfolio segments as global markets generally improved. Write-offs, net of recoveries, were $205 million for 2021, compared with $222 million for 2020. As of December 31, 2021, Cat Financial's allowance for credit losses totaled $337 million, or 1.22% of finance receivables, compared with $479 million, or 1.77% of finance receivables at December 31, 2020.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $318 million in the fourth quarter of 2021, about flat to the fourth quarter of 2020.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.End-user demand is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Friday, January 28, 2022.
iii.Information on non-GAAP financial measures is included in the appendix on page 14.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Friday, January 28, 2022, to discuss its 2021 fourth-quarter and full-year results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2021 sales and revenues of $51.0 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Jennifer Driscoll, +1 224-551-4382 or Driscoll_Jennifer@cat.com
Caterpillar media contact: Kate Kenny, +1 309-361-9333 or Kenny_Kate@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) the duration and geographic spread of, business disruptions caused by, and the overall global economic impact of, the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements and (ii) restructuring income/costs, which were incurred to generate longer-term benefits. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate	Profit	Profit per Share

Three Months Ended December 31, 2021 - U.S. GAAP	$1,611	11.7%	$2,562	$429	16.7%	$2,120	$3.91
Pension/OPEB mark-to-market (gains) losses	—	—%	(833)	(190)	22.8%	(643)	$(1.19)
Restructuring (income) costs	(34)	(0.2)%	(34)	(15)	44.1%	(19)	$(0.03)
Three Months Ended December 31, 2021 - Adjusted	$1,577	11.4%	$1,695	$224	13.2%	$1,458	$2.69

Three Months Ended December 31, 2020 - U.S. GAAP	$1,380	12.3%	$941	$167	17.7%	$780	$1.42
Pension/OPEB mark-to-market (gains) losses	—	—%	438	92	21.0%	346	$0.63
Restructuring (income) costs	58	0.5%	58	18	31.0%	40	$0.07
Three Months Ended December 31, 2020 - Adjusted	$1,438	12.8%	$1,437	$277	19.3%	$1,166	$2.12

Twelve Months Ended December 31, 2021 - U.S. GAAP	$6,878	13.5%	$8,204	$1,742	21.2%	$6,489	$11.83
Pension/OPEB mark-to-market (gains) losses	—	—%	(833)	(190)	22.8%	(643)	$(1.17)
Restructuring (income) costs	90	0.2%	90	4	4.4%	86	$0.15
Twelve Months Ended December 31, 2021 - Adjusted	$6,968	13.7%	$7,461	$1,556	20.9%	$5,932	$10.81

Twelve Months Ended December 31, 2020 - U.S. GAAP	$4,553	10.9%	$3,995	$1,006	25.2%	$2,998	$5.46
Pension/OPEB mark-to-market (gains) losses	—	—%	383	82	21.4%	301	$0.55
Restructuring (income) costs	354	0.8%	354	53	15.0%	301	$0.55
Twelve Months Ended December 31, 2020 - Adjusted	$4,907	11.8%	$4,732	$1,141	24.1%	$3,600	$6.56

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
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Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 16 to 26 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,097	$10,570	$48,188	$39,022
Revenues of Financial Products	701	665	2,783	2,726
Total sales and revenues	13,798	11,235	50,971	41,748

Operating costs:
Cost of goods sold	10,003	7,784	35,513	29,082
Selling, general and administrative expenses	1,422	1,216	5,365	4,642
Research and development expenses	439	374	1,686	1,415
Interest expense of Financial Products	103	128	455	589
Other operating (income) expenses	220	353	1,074	1,467
Total operating costs	12,187	9,855	44,093	37,195

Operating profit	1,611	1,380	6,878	4,553

Interest expense excluding Financial Products	112	130	488	514
Other income (expense)	1,063	(309)	1,814	(44)

Consolidated profit before taxes	2,562	941	8,204	3,995

Provision (benefit) for income taxes	429	167	1,742	1,006
Profit of consolidated companies	2,133	774	6,462	2,989

Equity in profit (loss) of unconsolidated affiliated companies	(13)	6	31	14

Profit of consolidated and affiliated companies	2,120	780	6,493	3,003

Less: Profit (loss) attributable to noncontrolling interests	—	—	4	5

Profit [1]	$2,120	$780	$6,489	$2,998

Profit per common share	$3.94	$1.43	$11.93	$5.51
Profit per common share — diluted [2]	$3.91	$1.42	$11.83	$5.46

Weighted-average common shares outstanding (millions)
– Basic	538.7	544.5	544.0	544.1
– Diluted [2]	542.6	549.5	548.5	548.6

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$9,254	$9,352
Receivables – trade and other	8,477	7,317
Receivables – finance	8,898	9,463
Prepaid expenses and other current assets	2,788	1,930
Inventories	14,038	11,402
Total current assets	43,455	39,464

Property, plant and equipment – net	12,090	12,401
Long-term receivables – trade and other	1,204	1,185
Long-term receivables – finance	12,707	12,222
Noncurrent deferred and refundable income taxes	1,840	1,523
Intangible assets	1,042	1,308
Goodwill	6,324	6,394
Other assets	4,131	3,827
Total assets	$82,793	$78,324

Liabilities
Current liabilities:
Short-term borrowings:
-- Machinery, Energy & Transportation	$9	$10
-- Financial Products	5,395	2,005
Accounts payable	8,154	6,128
Accrued expenses	3,757	3,642
Accrued wages, salaries and employee benefits	2,242	1,096
Customer advances	1,087	1,108
Dividends payable	595	562
Other current liabilities	2,256	2,017
Long-term debt due within one year:
-- Machinery, Energy & Transportation	45	1,420
-- Financial Products	6,307	7,729
Total current liabilities	29,847	25,717

Long-term debt due after one year:
-- Machinery, Energy & Transportation	9,746	9,749
-- Financial Products	16,287	16,250
Liability for postemployment benefits	5,592	6,872
Other liabilities	4,805	4,358
Total liabilities	66,277	62,946

Shareholders’ equity
Common stock	6,398	6,230
Treasury stock	(27,643)	(25,178)
Profit employed in the business	39,282	35,167
Accumulated other comprehensive income (loss)	(1,553)	(888)
Noncontrolling interests	32	47
Total shareholders’ equity	16,516	15,378
Total liabilities and shareholders’ equity	$82,793	$78,324

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Twelve Months Ended December 31,
	2021	2020
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,493	$3,003
Adjustments for non-cash items:
Depreciation and amortization	2,352	2,432
Actuarial (gain) loss on pension and postretirement benefits	(833)	383
Provision (benefit) for deferred income taxes	(383)	(74)
Other	216	1,000
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(1,259)	1,442
Inventories	(2,586)	(34)
Accounts payable	2,041	98
Accrued expenses	196	(366)
Accrued wages, salaries and employee benefits	1,107	(544)
Customer advances	34	(126)
Other assets – net	(97)	(201)
Other liabilities – net	(83)	(686)
Net cash provided by (used for) operating activities	7,198	6,327
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,093)	(978)
Expenditures for equipment leased to others	(1,379)	(1,137)
Proceeds from disposals of leased assets and property, plant and equipment	1,265	772
Additions to finance receivables	(13,002)	(12,385)
Collections of finance receivables	12,430	12,646
Proceeds from sale of finance receivables	51	42
Investments and acquisitions (net of cash acquired)	(490)	(111)
Proceeds from sale of businesses and investments (net of cash sold)	36	25
Proceeds from sale of securities	785	345
Investments in securities	(1,766)	(638)
Other – net	79	(66)
Net cash provided by (used for) investing activities	(3,084)	(1,485)
Cash flow from financing activities:
Dividends paid	(2,332)	(2,243)
Common stock issued, including treasury shares reissued	135	229
Common shares repurchased	(2,668)	(1,130)
Proceeds from debt issued (original maturities greater than three months)	6,989	10,431
Payments on debt (original maturities greater than three months)	(9,796)	(8,237)
Short-term borrowings – net (original maturities three months or less)	3,488	(2,804)
Other – net	(4)	(1)
Net cash provided by (used for) financing activities	(4,188)	(3,755)
Effect of exchange rate changes on cash	(29)	(13)
Increase (decrease) in cash, cash equivalents and restricted cash	(103)	1,074
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,292
Cash, cash equivalents and restricted cash at end of period	$9,263	$9,366

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,097	$13,097	$—	$—
Revenues of Financial Products	701	—	801	(100)	1
Total sales and revenues	13,798	13,097	801	(100)

Operating costs:
Cost of goods sold	10,003	10,006	—	(3)	2
Selling, general and administrative expenses	1,422	1,253	171	(2)	2
Research and development expenses	439	439	—	—
Interest expense of Financial Products	103	—	103	—
Other operating (income) expenses	220	(76)	316	(20)	2
Total operating costs	12,187	11,622	590	(25)

Operating profit	1,611	1,475	211	(75)

Interest expense excluding Financial Products	112	112	—	—
Other income (expense)	1,063	1,457	31	(425)	3

Consolidated profit before taxes	2,562	2,820	242	(500)

Provision (benefit) for income taxes	429	359	70	—
Profit of consolidated companies	2,133	2,461	172	(500)

Equity in profit (loss) of unconsolidated affiliated companies	(13)	(10)	—	(3)	4

Profit of consolidated and affiliated companies	2,120	2,451	172	(503)

Less: Profit (loss) attributable to noncontrolling interests	—	—	3	(3)	5

Profit [6]	$2,120	$2,451	$169	$(500)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$10,570	$10,570	$—	$—
Revenues of Financial Products	665	—	760	(95)	1
Total sales and revenues	11,235	10,570	760	(95)

Operating costs:
Cost of goods sold	7,784	7,786	—	(2)	2
Selling, general and administrative expenses	1,216	1,048	174	(6)	2
Research and development expenses	374	374	—	—
Interest expense of Financial Products	128	—	129	(1)	3
Other operating (income) expenses	353	56	309	(12)	2
Total operating costs	9,855	9,264	612	(21)

Operating profit	1,380	1,306	148	(74)

Interest expense excluding Financial Products	130	130	—	—
Other income (expense)	(309)	(122)	39	(226)	4

Consolidated profit before taxes	941	1,054	187	(300)

Provision (benefit) for income taxes	167	133	34	—
Profit of consolidated companies	774	921	153	(300)

Equity in profit (loss) of unconsolidated affiliated companies	6	11	—	(5)	5

Profit of consolidated and affiliated companies	780	932	153	(305)

Less: Profit (loss) attributable to noncontrolling interests	—	3	2	(5)	6

Profit [7]	$780	$929	$151	$(300)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$48,188	$48,188	$—	$—
Revenues of Financial Products	2,783	—	3,172	(389)	1
Total sales and revenues	50,971	48,188	3,172	(389)

Operating costs:
Cost of goods sold	35,513	35,521	—	(8)	2
Selling, general and administrative expenses	5,365	4,724	654	(13)	2
Research and development expenses	1,686	1,686	—	—
Interest expense of Financial Products	455	—	455	—
Other operating (income) expenses	1,074	(106)	1,247	(67)	2
Total operating costs	44,093	41,825	2,356	(88)

Operating profit	6,878	6,363	816	(301)

Interest expense excluding Financial Products	488	488	—	—
Other income (expense)	1,814	2,276	87	(549)	3

Consolidated profit before taxes	8,204	8,151	903	(850)

Provision (benefit) for income taxes	1,742	1,517	225	—
Profit of consolidated companies	6,462	6,634	678	(850)

Equity in profit (loss) of unconsolidated affiliated companies	31	42	—	(11)	4

Profit of consolidated and affiliated companies	6,493	6,676	678	(861)

Less: Profit (loss) attributable to noncontrolling interests	4	3	12	(11)	5

Profit [6]	$6,489	$6,673	$666	$(850)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$39,022	$39,022	$—	$—
Revenues of Financial Products	2,726	—	3,110	(384)	1
Total sales and revenues	41,748	39,022	3,110	(384)

Operating costs:
Cost of goods sold	29,082	29,088	—	(6)	2
Selling, general and administrative expenses	4,642	3,915	746	(19)	2
Research and development expenses	1,415	1,415	—	—
Interest expense of Financial Products	589	—	591	(2)	3
Other operating (income) expenses	1,467	283	1,236	(52)	2
Total operating costs	37,195	34,701	2,573	(79)

Operating profit	4,553	4,321	537	(305)

Interest expense excluding Financial Products	514	513	—	1	3
Other income (expense)	(44)	(62)	32	(14)	4

Consolidated profit before taxes	3,995	3,746	569	(320)

Provision (benefit) for income taxes	1,006	853	153	—
Profit of consolidated companies	2,989	2,893	416	(320)

Equity in profit (loss) of unconsolidated affiliated companies	14	29	—	(15)	5

Profit of consolidated and affiliated companies	3,003	2,922	416	(335)

Less: Profit (loss) attributable to noncontrolling interests	5	5	15	(15)	6

Profit [7]	$2,998	$2,917	$401	$(320)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
6	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
7	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,254	$8,428	$826	$—
Receivables – trade and other	8,477	3,279	435	4,763	[1,2]
Receivables – finance	8,898	—	13,828	(4,930)	2
Prepaid expenses and other current assets	2,788	2,567	358	(137)	3
Inventories	14,038	14,038	—	—
Total current assets	43,455	28,312	15,447	(304)

Property, plant and equipment – net	12,090	8,172	3,918	—
Long-term receivables – trade and other	1,204	375	204	625	[1,2]
Long-term receivables – finance	12,707	—	13,358	(651)	2
Noncurrent deferred and refundable income taxes	1,840	2,396	105	(661)	4
Intangible assets	1,042	1,042	—	—
Goodwill	6,324	6,324	—	—
Other assets	4,131	3,388	1,952	(1,209)	5
Total assets	$82,793	$50,009	$34,984	$(2,200)

Liabilities
Current liabilities:
Short-term borrowings	$5,404	$9	$5,395	$—
Accounts payable	8,154	8,079	242	(167)	6
Accrued expenses	3,757	3,385	372	—
Accrued wages, salaries and employee benefits	2,242	2,186	56	—
Customer advances	1,087	1,086	1	—
Dividends payable	595	595	—	—
Other current liabilities	2,256	1,773	642	(159)	[4,7]
Long-term debt due within one year	6,352	45	6,307	—
Total current liabilities	29,847	17,158	13,015	(326)

Long-term debt due after one year	26,033	9,772	16,287	(26)	8
Liability for postemployment benefits	5,592	5,592	—	—
Other liabilities	4,805	4,106	1,425	(726)	4
Total liabilities	66,277	36,628	30,727	(1,078)

Shareholders’ equity
Common stock	6,398	6,398	919	(919)	9
Treasury stock	(27,643)	(27,643)	—	—
Profit employed in the business	39,282	35,390	3,881	11	9
Accumulated other comprehensive income (loss)	(1,553)	(799)	(754)	—
Noncontrolling interests	32	35	211	(214)	9
Total shareholders’ equity	16,516	13,381	4,257	(1,122)
Total liabilities and shareholders’ equity	$82,793	$50,009	$34,984	$(2,200)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Elimination of prepaid insurance in Financial Products’ other liabilities.
8	Elimination of debt between ME&T and Financial Products.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,352	$8,822	$530	$—
Receivables – trade and other	7,317	3,846	397	3,074	[1,2]
Receivables – finance	9,463	—	13,681	(4,218)	2
Prepaid expenses and other current assets	1,930	1,376	624	(70)	3
Inventories	11,402	11,402	—	—
Total current assets	39,464	25,446	15,232	(1,214)

Property, plant and equipment – net	12,401	8,309	4,092	—
Long-term receivables – trade and other	1,185	363	164	658	[1,2]
Long-term receivables – finance	12,222	—	12,895	(673)	2
Noncurrent deferred and refundable income taxes	1,523	2,058	110	(645)	4
Intangible assets	1,308	1,308	—	—
Goodwill	6,394	6,394	—	—
Other assets	3,827	3,158	1,871	(1,202)	5
Total assets	$78,324	$47,036	$34,364	$(3,076)

Liabilities
Current liabilities:
Short-term borrowings	$2,015	$10	$2,005	$—
Short-term borrowings with consolidated companies	—	—	1,000	(1,000)	6
Accounts payable	6,128	6,060	212	(144)	7
Accrued expenses	3,642	3,099	543	—
Accrued wages, salaries and employee benefits	1,096	1,081	15	—
Customer advances	1,108	1,108	—	—
Dividends payable	562	562	—	—
Other current liabilities	2,017	1,530	580	(93)	[4,8]
Long-term debt due within one year	9,149	1,420	7,729	—
Total current liabilities	25,717	14,870	12,084	(1,237)

Long-term debt due after one year	25,999	9,764	16,250	(15)	6
Liability for postemployment benefits	6,872	6,872	—	—
Other liabilities	4,358	3,691	1,385	(718)	4
Total liabilities	62,946	35,197	29,719	(1,970)

Shareholders’ equity
Common stock	6,230	6,230	919	(919)	9
Treasury stock	(25,178)	(25,178)	—	—
Profit employed in the business	35,167	31,091	4,065	11	9
Accumulated other comprehensive income (loss)	(888)	(352)	(536)	—
Noncontrolling interests	47	48	197	(198)	9
Total shareholders’ equity	15,378	11,839	4,645	(1,106)
Total liabilities and shareholders’ equity	$78,324	$47,036	$34,364	$(3,076)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of debt between ME&T and Financial Products.
7	Elimination of payables between ME&T and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2021
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,493	$6,676	$678	$(861)	1,5
Adjustments for non-cash items:
Depreciation and amortization	2,352	1,550	802	—
Actuarial (gain) loss on pension and postretirement benefits	(833)	(833)	—	—
Provision (benefit) for deferred income taxes	(383)	(329)	(54)	—
Other	216	131	(209)	294	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(1,259)	(463)	47	(843)	[2,3]
Inventories	(2,586)	(2,581)	—	(5)	2
Accounts payable	2,041	2,015	49	(23)	2
Accrued expenses	196	288	(92)	—
Accrued wages, salaries and employee benefits	1,107	1,066	41	—
Customer advances	34	33	1	—
Other assets – net	(97)	(200)	25	78	2
Other liabilities – net	(83)	(176)	132	(39)	2
Net cash provided by (used for) operating activities	7,198	7,177	1,420	(1,399)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,093)	(1,088)	(16)	11	2
Expenditures for equipment leased to others	(1,379)	(41)	(1,347)	9	2
Proceeds from disposals of leased assets and property, plant and equipment	1,265	186	1,095	(16)	2
Additions to finance receivables	(13,002)	—	(13,845)	843	3
Collections of finance receivables	12,430	—	13,337	(907)	3
Net intercompany purchased receivables	—	—	(609)	609	3
Proceeds from sale of finance receivables	51	—	51	—
Net intercompany borrowings	—	1,000	5	(1,005)	4
Investments and acquisitions (net of cash acquired)	(490)	(490)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	36	36	—	—
Proceeds from sale of securities	785	274	511	—
Investments in securities	(1,766)	(1,189)	(577)	—
Other – net	79	81	(2)	—
Net cash provided by (used for) investing activities	(3,084)	(1,231)	(1,397)	(456)
Cash flow from financing activities:
Dividends paid	(2,332)	(2,332)	(850)	850	5
Common stock issued, including treasury shares reissued	135	135	—	—
Common shares repurchased	(2,668)	(2,668)	—	—
Net intercompany borrowings	—	(5)	(1,000)	1,005	4
Proceeds from debt issued > 90 days	6,989	494	6,495	—
Payments on debt > 90 days	(9,796)	(1,919)	(7,877)	—
Short-term borrowings – net < 90 days	3,488	(1)	3,489	—
Other – net	(4)	(4)	—	—
Net cash provided by (used for) financing activities	(4,188)	(6,300)	257	1,855
Effect of exchange rate changes on cash	(29)	(35)	6	—
Increase (decrease) in cash, cash equivalents and restricted cash	(103)	(389)	286	—
Cash, cash equivalents and restricted cash at beginning of period	9,366	8,822	544	—
Cash, cash equivalents and restricted cash at end of period	$9,263	$8,433	$830	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.

(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2020
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$3,003	$2,922	$416	$(335)	1,5
Adjustments for non-cash items:
Depreciation and amortization	2,432	1,630	802	—
Actuarial (gain) loss on pension and postretirement benefits	383	384	(1)	—
Provision (benefit) for deferred income taxes	(74)	(85)	11	—
Other	1,000	613	98	289	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	1,442	395	50	997	[2,3]
Inventories	(34)	(29)	—	(5)	2
Accounts payable	98	51	18	29	2
Accrued expenses	(366)	(364)	(2)	—
Accrued wages, salaries and employee benefits	(544)	(510)	(34)	—
Customer advances	(126)	(126)	—	—
Other assets – net	(201)	(133)	(71)	3	2
Other liabilities – net	(686)	(694)	(22)	30	2
Net cash provided by (used for) operating activities	6,327	4,054	1,265	1,008
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(978)	(976)	(14)	12	2
Expenditures for equipment leased to others	(1,137)	(18)	(1,139)	20	2
Proceeds from disposals of leased assets and property, plant and equipment	772	147	651	(26)	2
Additions to finance receivables	(12,385)	—	(13,525)	1,140	3
Collections of finance receivables	12,646	—	14,077	(1,431)	3
Net intercompany purchased receivables	—	—	1,043	(1,043)	3
Proceeds from sale of finance receivables	42	—	42	—
Net intercompany borrowings	—	(401)	7	394	4
Investments and acquisitions (net of cash acquired)	(111)	(111)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	25	25	—	—
Proceeds from sale of securities	345	24	321	—
Investments in securities	(638)	(21)	(617)	—
Other – net	(66)	(11)	(55)	—
Net cash provided by (used for) investing activities	(1,485)	(1,342)	791	(934)
Cash flow from financing activities:
Dividends paid	(2,243)	(2,243)	(320)	320	5
Common stock issued, including treasury shares reissued	229	229	—	—
Common shares repurchased	(1,130)	(1,130)	—	—
Net intercompany borrowings	—	(7)	401	(394)	4
Proceeds from debt issued > 90 days	10,431	1,991	8,440	—
Payments on debt > 90 days	(8,237)	(26)	(8,211)	—
Short-term borrowings – net < 90 days	(2,804)	5	(2,809)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(3,755)	(1,182)	(2,499)	(74)
Effect of exchange rate changes on cash	(13)	(10)	(3)	—
Increase (decrease) in cash, cash equivalents and restricted cash	1,074	1,520	(446)	—
Cash, cash equivalents and restricted cash at beginning of period	8,292	7,302	990	—
Cash, cash equivalents and restricted cash at end of period	$9,366	$8,822	$544	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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